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                                                                  EXHIBIT 99.1

                            SOLICITATION OF PROXIES

         THIS PROXY STATEMENT/PROSPECTUS IS FURNISHED TO SHAREHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE TRUSTEES OF THE TRUST. The cost of soliciting proxies will be borne by the Trust. Trustees and officers of the Trust may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Trust has retained [Beacon Hill Partners ("Beacon Hill")] to assist in the solicitation of proxies. An agreement with [Beacon Hill] provides that [Beacon Hill] will distribute materials relating to the solicitation of proxies, contact Shareholders to confirm receipt of such materials and answer questions relating thereto. [Beacon Hill] is to be paid a base fee of [$2,000] plus out-of-pocket expenses and is to be indemnified against all liability incurred as a result of any material omission or misstatement in any of the materials so distributed.

                                        By Order of the Board of Trustees



                                        By: ______________________________
                                             Randall M. Paulson, President


         THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE INCORPORATION PROCEDURE AND RATIFICATION OF CERTAIN COMPONENTS THEREOF BY VOTING FOR THE INCORPORATION PROPOSAL ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF TRUSTEES URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.





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                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD OCTOBER _____, 1995
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                  TRUSTEES OF INCOME OPPORTUNITY REALTY TRUST

         The undersigned hereby appoints Thomas A. Holland and Robert A. Waldman, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of INCOME OPPORTUNITY REALTY TRUST, to be held on October ____, 1995, at 2:00 p.m. (Dallas time), or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matter:

         APPROVAL OF THE PROPOSED INCORPORATION PROCEDURE TO CONVERT THE TRUST FROM A SELF-LIQUIDATING CALIFORNIA BUSINESS TRUST TO A NEVADA CORPORATION WITH PERPETUAL DURATION (AND RATIFICATION OF THE INCORPORATION OF A SUBSIDIARY OF THE TRUST IN CONNECTION THEREWITH):

                FOR                 AGAINST            ABSTAIN

              -------               -------            -------

- --------------------------------------------------------------------------------

            (continued and to be signed and dated on the other side)





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                                   [reverse]

                          (continued from other side)

                  THE BOARD OF TRUSTEES OF INCOME OPPORTUNITY
    REALTY TRUST RECOMMENDS A VOTE FOR THE PROPOSED INCORPORATION PROCEDURE.

         YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE PROPOSED INCORPORATION PROCEDURE ABOVE AND SIGNING, DATING AND MAILING THIS CARD TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE PROPOSED INCORPORATION PROCEDURE. THIS PROXY REVOKES ANY AND ALL PREVIOUS PROXIES.

         Dated _________________________, 1995

         X_________________________________________
         Signature

         X_________________________________________
         Signature

         __________________________________________
         Title

                                  Please sign exactly as name appears herein.
                                  When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. When signing for a corporation please sign full corporate name by an authorized officer. When signing for a partnership please sign partnership name by an authorized person. If Shares are held in more than one capacity, this proxy shall be deemed valid for all Shares held in all capacities.

               PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY